Exhibit 4.3

Number

GSAW

VOID AFTER 5:00 P.M., NEW YORK TIME,

ON AUGUST 24, 2010, OR UPON EARLIER REDEMPTION

WARRANTS

Warrant Certificate evidencing

Warrants to Purchase Class A Common Shares, par value $0.01

As described herein.

CUSIP Y27183 11 3

GLOBAL SHIP LEASE, INC.

This Certifies that

or registered assigns is the registered holder of warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Global Ship Lease, Inc., a Republic of the Marshall Islands corporation (the “Corporation”), one Class A Common Share of the Corporation (each, a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $6.00 per whole Share initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the date of completion of a Business Combination (as defined below) and ending at 5:00 P.M., New York time, on August 24, 2010 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease. Prior to making a decision to exercise any Warrants, the holder of the Warrants should carefully read the prospectus relating to the Shares underlying such Warrants. A copy of such prospectus is available free of charge by contacting the Corporation at its principal executive offices. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains such information.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to Mellon Investor Services LLC (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its stock transfer division at 101 Barclay Street (11E), New York, NY 10286, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse hereof and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business

Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Corporation. Neither the Warrant Agent nor the Corporation shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

Notwithstanding the foregoing, the Corporation shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares is effective and a Prospectus is available for delivery by the Warrant Agent, subject to the Corporation satisfying its obligations under Section 3.04 of the Warrant Agreement to use its best efforts. Notwithstanding anything to the contrary herein or in the Warrant Agreement, under no circumstances will the Corporation be required to net cash settle the Warrant exercise.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

As used herein, the term “Business Combination” shall mean the transactions contemplated in the Agreement and Plan of Merger, dated as of March 21, 2008 among Marathon Acquisition Corp., GSL Holdings, Inc., Global Ship Lease, Inc. and CMA CGM S.A., as amended.

Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Corporation and countersigned by the Warrant Agent as provided in Section 1.02 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of August 30th, 2006 (the “Warrant Agreement”), by and between the Corporation and the Warrant Agent, as it may be amended from time to time, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Corporation at 500 Park Avenue, 5th Floor, New York, New York 10022.

At any time during the Exercise Period, the Corporation may, at its option, redeem all (but not part) of the then outstanding Warrants (the “Right of Redemption”) upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $11.50 per Share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Corporation shall elect to redeem all the then outstanding Warrants, the Corporation shall fix a date for such redemption (the “Redemption Date”); provided, further, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of the Warrant Agreement at any time after a Redemption Notice shall have been given by the Corporation pursuant to the Warrant Agreement; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price. The Warrants may expire unexercised and unredeemed and, notwithstanding anything to the contrary contained in this Certificate or the Warrant Agreement, under no circumstances will the Corporation be required to net cash settle the Warrants.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 2.04 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Corporation or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD

REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated:

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

AS WARRANT AGENT

BY:

AUTHORIZED OFFICER

•

•

GLOBAL SHIP LEASE, INC.

CORPORATE

REPUBLIC OF THE MARSHALL ISLANDS

SEAL

2008

GLOBAL SHIP LEASE, INC.

By:

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

SALES: HOLLY GRONER 615-261-0610

/ ETHER 7 / LIVE JOBS / G / GLOBAL SHIP LEASE 30058 FC Lot 5

PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660

PROOF OF AUGUST 6, 2008

GLOBAL SHIP LEASE, INC.

TSB 30058 LOT 5 FC

Operator: AP/JB

Rev 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-3 dark green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.

However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.

Instructions for Exercise of Warrant

PRIOR TO MAKING A DECISION TO EXERCISE ANY WARRANTS EVIDENCED HEREBY, THE HOLDER OF THE WARRANTS SHOULD CAREFULLY READ THE PROSPECTUS RELATING TO THE CLASS A COMMON SHARES UNDERLYING SUCH WARRANTS. A COPY OF SUCH PROSPECTUS IS AVAILABLE FREE OF CHARGE BY CONTACTING GLOBAL SHIP LEASE, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES. THE SECURITIES AND EXCHANGE COMMISSION ALSO MAINTAINS A WEBSITE AT WWW.SEC.GOV THAT CONTAINS SUCH INFORMATION.

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at such an account number as the Warrant Agent may designate from time to time, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                     ,          (the “Exercise Date”),              Warrants, evidenced by this Warrant Certificate, to purchase,              Class A Common Shares (each, a “Share”) of Global Ship Lease, Inc., a Republic of the Marshall Islands corporation (the “Company”), and represents that on or before the Exercise Date such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Mellon Investor Services LLC, 101 Barclay Street (11E), New York, NY 10286, in the amount of $             in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:
Name
(Insert Social Security or Other Identifying Number of Holder)	(Please Print)
Signature	Address

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:
By mail at:
The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:	Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:	Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)

Dated:	(City and State) (Zip Code)

SIGNATURE GUARANTEE

Name of Firm	Signature

Address	Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).
Area Code and Number
Authorized Signature
Name
Title
Dated , 200

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                              HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)

(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint

                                                                                                                                                                                                          Attorney

to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

SIGNATURE GUARANTEE

Name of Firm	Signature

Address	(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).
Area Code and Number
Authorized Signature
Name
Title
Dated , 200